               SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                       ADVANCED RADIO TECHNOLOGIES CORPORATION


         Advanced Radio Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation (the "Corporation") is Advanced Radio Technologies Corporation and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 23, 1993.

         2. The Corporation hereby changes its name to Advanced Radio Telecom Corp.

         3. The Certificate of Incorporation currently authorizes the issuance of 110,000,000 shares of all classes, which are divided into (i) 100,000,000 shares of common stock, $0.001 par value and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value.

         4. This Second Amended and Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation, as the same heretofore has been amended, supplemented or restated (the "Certificate of Incorporation").

         5. The text of the Certificate of Incorporation is hereby further amended and restated to read in full as herein set forth:

              "FIRST:  The name of the Corporation is Advanced Radio Telecom
Corp.

              SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, Delaware, 19904, County of Kent. The name of the registered agent at such address is The Prentice-Hall Corporation Systems, Inc.

              THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

              FOURTH:

              (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000), which are divided into one hundred million (100,000,000) shares of Common Stock of a par value of $0.003 per share ("Common Stock") and ten million (10,000,000) shares of Preferred Stock of a par value of $0.001 per share ("Preferred Stock").

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              (b)  The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

              (c) The Board of Directors has issued series of Preferred Stock as follows:

         AA.  SERIES A REDEEMABLE PREFERRED STOCK

         1. DESIGNATION. The series of one share of Series A Redeemable Preferred Stock, par value $.001 per share, shall be designated the "Series A Redeemable Preferred Stock". The Series A Redeemable Preferred Stock shall have the following rights, terms and privileges:

         2.   DIVIDENDS.

              (a) DIVIDENDS. The holders of the then outstanding Series A Redeemable Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends when and as may be declared from time to time by the Board of Directors of the Company on each share of Series A Redeemable Preferred Stock on the same basis and in the same amount as the holders of the Common Stock are entitled to receive on each share of Common Stock when and if such dividends are declared by the Board and paid by the Corporation.

              (b) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series A Redeemable Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series A Redeemable Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

         3.   LIQUIDATION, DISSOLUTION OR WINDING UP.

              (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock junior to the Series A Redeemable Preferred Stock, holders of each share of Series A Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount per share of

Series A Redeemable Preferred Stock equal to the original purchase price paid per share of the Series A Redeemable Preferred Stock (the "Purchase Price") (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Redeemable Preferred Stock) plus, in each case, all accrued and unpaid dividends thereon, whether or not declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series A Redeemable Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Liquidation Amount"). The Series A Redeemable Preferred Stock shall be deemed to be Senior to all other classes of capital stock of the Corporation, with respect to the preference of the shares of such capital stock upon liquidation of the Corporation.

         After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Redeemable Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Redeemable Preferred Stock so as to be available for such payments, the holders of the Series A Redeemable Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

              (b) DISTRIBUTIONS IN CASH. The Liquidation Amount shall in all events be paid in cash. Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

         4. VOTING POWER. The Series A Redeemable Preferred Stock shall vote as a separate class on the matters set forth in Section 7 hereof.

         5. NO REISSUANCE OF SERIES A REDEEMABLE PREFERRED STOCK. No share or shares of Series A Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Redeemable Preferred Stock accordingly.

         6.   REDEMPTION.

              (a) SERIES A REDEEMABLE PREFERRED STOCK. At any time on or after November 13, 1997 upon the written request (such request to be called the "Redemption Notice") of the holders of at least a majority of the then outstanding Series A Redeemable Preferred Stock, the Corporation shall redeem the shares of Series A Redeemable Preferred Stock at the Redemption Price (as defined below) paid in full on the last business day of the calendar month immediately following the date of the Redemption Notice. In the event shares of Series A Redeemable Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The Series A Redeemable Preferred Stock that has not been redeemed shall remain issued and outstanding until the Redemption Price has been paid in full and entitled to all rights and preferences provided herein. Upon the exercise of any redemption right under this Section 6, the holder of the Series A Redeemable Preferred Stock being redeemed shall deliver a certificate representing such share to the Corporation in exchange for the Redemption Price.

         The redemption price (the "Redemption Price") for each share of Series A Redeemable Preferred Stock redeemed pursuant to this Section 6 shall be $50,000.

              (b) The Corporation shall have no right to redeem the Preferred Stock prior to November 13, 1997. Thereafter, the Corporation may redeem all, but not less than all, of the Series A Redeemable Preferred Stock at a price equal to the Redemption Price upon prompt notice to the holder of the Series A Redeemable Preferred Stock.

         7.   RESTRICTIONS AND LIMITATIONS.

              (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of Series A Redeemable Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holder of the then outstanding share of Series A Redeemable Preferred Stock, voting as a separate class:

                   (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock;

                   (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of capital stock or any security convertible into or exchangeable for capital stock or subordinated debt;

                   (iii) merge or consolidate with any other corporation, or
              sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, except for (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, and (2) any wholly-owned subsidiary may merge into or transfer assets to the Corporation; (3) a FCC approved corporate reorganization ("the Reorganization") by which the assets (including without limitation the 38 GHz FCC Licenses, Construction Permits, Pending Applications and operating rights thereto) held by the Corporation, Advanced Radio Telecom Corp. (formerly Advanced Radio Technology, Ltd.), EMI Communications Corporation, ART West Joint Venture, Extended Communications, Inc. and DCT Communications, Inc. are combined into a single entity or a series of entities controlled by a single entity ("Holding Corporation"); or

                   (iv) amend, restate, modify or alter the by-laws of the
              Corporation in any way which adversely affects the rights of the holder of the Series A Redeemable Preferred Stock.

              (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holder of the then outstanding share of Series A Redeemable Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Redeemable Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holder of the outstanding share of Series A Redeemable Preferred Stock if such amendment would:

                   (i) change the relative seniority rights of the holder of Series A Redeemable Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holder of Series A Redeemable Preferred Stock;

                   (ii) reduce the amount payable to the holder of Series A Redeemable Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holder of Series A Redeemable Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holder of Series A Redeemable Preferred Stock; or

                   (iii) cancel or modify the rights of the holder of the
              Series A Redeemable Preferred Stock provided for in this Section
              9.

         8. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Redeemable Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder of the Series A Redeemable Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series A Redeemable Preferred Stock set forth herein.

         9.   NOTICES OF RECORD DATE.  In the event of

              (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Redeemable Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

         A.   SERIES A PREFERRED STOCK

         1. DESIGNATION. The shares of the Series shall be designated "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"). The number of shares constituting the Series shall be 455,550, $0.001 par value per share.

         The number of authorized shares of Series A Preferred Stock may be reduced to the extent any shares are not issued and outstanding by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased except pursuant to majority vote of the holders of Series A Preferred Stock ("Series A Holders").

         2. DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Corporation will pay to each Series A Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series A Preferred Stock.

         3.   LIQUIDATION.

              (a) PREFERENCE OF SERIES A PREFERRED STOCK.

                   (i) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Series A Holders shall be entitled to be paid an aggregate of $1,006,600, the amount equal to the aggregate consideration paid to the Corporation for all of the then issued and outstanding shares of Series A Preferred Stock, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Series A Preferred Stock but subject to the prior preferences of any series or class of stock of the Corporation senior to the Series A Preferred Stock. The Series A Preferred Stock shall be deemed to be on a parity with each other series of Preferred Stock with respect to the preference of the shares of such series of Preferred Stock upon liquidation of the Corporation unless such series is designated as senior or junior to the Series A Preferred Stock.

                   (ii) If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Series A Holders shall be insufficient to permit payment in full to such Series A Holders and any other series of Preferred Stock deemed to be on parity with the Series A Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive.

                   (iii) The sale, lease or exchange of all or substantially all of the Corporation's assets or the merger or consolidation of the Corporation which results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock cash, notes, debentures or other evidences of indebtedness or obligations to pay cash, or preferred stock of the surviving entity which ranks on a parity with or senior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (iii) of Section 3(a). In the case of mergers or consolidations of the Corporation where holders of Common Stock of the Corporation receive, in exchange for such Common Stock, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such merger or consolidation, or common stock or preferred stock of another entity, which is junior as to dividends and upon liquidation, dissolution or winding up to the Series A Preferred Stock, the merger agreement or consolidation agreement shall expressly provide that the Series A Preferred Stock shall become preferred stock of such surviving entity or other entity, as the case may be, with the equivalent rights to the rights set forth herein. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of common stock consists of two or more types of the consideration set forth above, the holders of the Series A Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of Common Stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or other entity.

         4. VOTING RIGHTS. The Series A Holders shall vote with the holders of Common Stock, shall be entitled to such notice of any meeting as the holders of the Corporation's Common Stock and shall have a vote equal to the number of shares of Common Stock then obtainable upon conversion of such holder's Series A Preferred Stock.

         5. COVENANTS. In addition to any other rights provided by law, so long as any Series A Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock, will not:

              (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter adversely the liquidation preferences, of, or the restrictions provided for the benefit of, any Series A Preferred Stock;

              (b) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends or assets or other rights superior to any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to liquidation superior to any such preference or priority of the Series A Preferred Stock; or

              (c) reclassify any Junior Stock into stock senior to the Series A Preferred Stock with respect to any liquidation preference superior to any such preference or priority of the Series A Preferred Stock.

              The authorization and issuance of shares of Preferred Stock with a liquidation preference on a parity to the liquidation preference of the Series A Preferred Stock shall not require the approval of the holders of the outstanding shares of Series A Preferred Stock.

         6. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than a preference regarding liquidation as specifically set forth in this resolution and in the Corporation's Certificate of Incorporation.

         7.   CONVERSION RIGHTS.

              (a)  CONVERSION

                   (i) At any time, any Series A Holder may convert all or any of such holder's shares of Series A Preferred Stock into a number of shares of Common Stock computed by multiplying the number of shares to be converted by 4.7272727 (the "Conversion Rate").

                   (ii) Upon the effectiveness of a public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as amended ("IPO"), all shares of Series A Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate.

                   (iii) Each conversion of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered at the principal office of the Corporation or upon the effectiveness of an IPO. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. In the event of an IPO, no dividend or other distribution payable with respect to Common Stock shall be paid to any holder of any certificate representing shares of Series A Preferred Stock issued and outstanding on the effective date of such IPO until such holder surrenders such certificate for exchange as provided in this subparagraph (iii).
         Until a holder of any certificate representing shares of Series A Preferred Stock issued and outstanding on the effective date of an IPO surrenders such certificate for exchange as herein provided, such holder shall not be entitled to exercise the voting rights of the Common Stock into which the shares represented by such certificate have been converted.

                   (iv) As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder:

                        a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                        b) a certificate representing any shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                   (v) If any fractional share of Common Stock would be issuable upon any conversion, the Corporation will pay the holder of Common Stock the fair market value of such fractional share.

                   (vi) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will be made without charge.

                   (vii) The Corporation will not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the conversion of Series A Preferred Stock.

              (b) CONVERSION RATE. In order to prevent dilution of the conversion rights granted under this paragraph, the Conversion Rate will be subject to adjustment from time to time pursuant to this paragraph 7.

              (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced.

              (d)  CONSOLIDATION OR MERGER; CERTAIN EVENTS.

                   (i) After any reorganization or any consolidation or merger of the Corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation, the Series A Holders shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted their shares of Series A Preferred Stock into shares of Common Stock of the Corporation as of the record date for the determination of holders of Common Stock entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such Series A Holders with respect to the adjustment of Conversion Rate shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the Corporation, the conversion rights and privileges of the Series A Holders shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of Common Stock herein shall be deemed to include shares of any class into which said shares of Common Stock may be changed.

                   (ii) If any event occurs of the type contemplated by the provisions of this paragraph 7 but not expressly provided for by such provisions, then the Board of Directors of the Corporation will make an appropriate adjustment in the Conversion Rate so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will decrease the Conversion Rate as otherwise determined pursuant to this paragraph 7 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock

              (e)  NOTICES.

                   (i) Immediately upon any adjustment of the Conversion Rate, the Corporation will send written notice thereof to all holders of Series A Preferred Stock.

                   (ii) The Corporation will send written notice to all holders of Series A Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any PRO RATA subscription offer to holders of Common Stock or (c) for determining rights to vote on or approve any matter.

              (f) CONVERTED SHARES. Any shares which are converted pursuant to this paragraph 7 will be cancelled and will not be reissued, sold or transferred.

              (g) INSUFFICIENT AUTHORIZED SHARES. In the event at the time any holder of shares of Series A Preferred Stock requests conversion of any of such shares and the Corporation does not have a sufficient number of shares of Common Stock authorized and reserved to provide for conversion of all outstanding shares of Series A Preferred Stock, the Corporation will promptly reserve the authorized and unreserved (for other events) Common Stock and provide for such meetings to be held, and approvals to be solicited, as are necessary to authorize and reserve a sufficient number of shares of Common Stock to provide for conversion of all outstanding shares of Series A Preferred Stock.


         B.   SERIES B PREFERRED STOCK

         1. DESIGNATION. The shares of the Series shall be designated "Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock"). The number of shares constituting the Series shall be 114,679, $0.001 par value per share.

         The number of authorized shares of Series B Preferred Stock may be reduced to the extent any shares are not issued and outstanding by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this

Series shall not be increased except by a majority vote of the holders of Series B Preferred Stock ("Series B Holder").

         2. DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Corporation will pay to each Series B Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series B Preferred Stock.

         3.   LIQUIDATION.

              (a)  PREFERENCE OF SERIES B PREFERRED STOCK.

                   (i) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Series B Holders shall be entitled to be paid an aggregate of $880,700, the amount equal to the aggregate consideration paid to the Corporation for all of the then issued and outstanding shares of Series B Preferred Stock, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Series B Preferred Stock but subject to the prior preferences of any series or class of stock of the Corporation senior to the Series B Preferred Stock. The Series B Preferred Stock shall be deemed to be on a parity with any other series of Preferred Stock with respect to the preference of the shares of such series of Preferred Stock upon liquidation of the Corporation unless such series is designated as senior or junior to the Series B Preferred Stock.

                   (ii) If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Series B Holders shall be insufficient to permit payment in full to the Series B Holders of such Series B Preferred Stock and any other series of Preferred Stock deemed to be on parity with the Series B Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive.

                   (iii) The sale, lease or exchange of all or substantially all of the Corporation's assets or the merger or consolidation of the Corporation which results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock cash, notes, debentures or other evidences of indebtedness or obligations to pay cash, or preferred stock of the surviving entity which ranks on a parity with or senior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (iii) of Section 3(a). In the case of mergers or consolidations of the Corporation where holders of Common Stock of the Corporation receive, in exchange for such Common Stock, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such merger or consolidation, or common stock or preferred stock of another entity, which is junior as to dividends and upon liquidation, dissolution or winding up to the Series B Preferred Stock, the merger agreement or consolidation agreement shall expressly provide that the Series B Preferred Stock shall become preferred stock of such surviving entity or other entity, as the case may be, with the equivalent rights to the rights set forth herein. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of common stock consists of two or more types of the consideration set forth above, the holders of the Series B Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of Common Stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or other entity.

         4. VOTING RIGHTS. The Series B Holders shall vote with the holders of Common Stock, shall be entitled to such notice of any meeting as the holders of the Corporation's Common Stock and shall have a vote equal to the number of shares of Common Stock then obtainable upon conversion of such holder's Series B Preferred Stock.

         5. COVENANTS. In addition to any other rights provided by law, so long as any Series B Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Preferred Stock, will not:

              (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter adversely the liquidation preferences, of, or the restrictions provided for the benefit of, any Series B Preferred Stock;

              (b) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends or assets or other rights superior to any such preference or priority of the Series B Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to liquidation superior to any such preference or priority of the Series B Preferred Stock; or

              (c) reclassify any Junior Stock into stock senior to the Series B Preferred Stock with respect to any liquidation preference superior to any such preference or priority of the Series B Preferred Stock.

              The authorization and issuance of shares of Preferred Stock with a liquidation preference on a parity to the liquidation preference of the Series B Preferred Stock shall not require the approval of the holders of the outstanding shares of Series B Preferred Stock.

         6. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than a preference regarding liquidation as specifically set forth in this resolution and in the Corporation's Certificate of Incorporation.

         7.   CONVERSION RIGHTS.

              (a)  CONVERSION

                   (i) At any time, any Series B Holder may convert all or any of such holder's shares of Series B Preferred Stock into a number of shares of Common Stock computed by multiplying the number of shares to be converted by 4.7272727 (the "Conversion Rate").

                   (ii) Upon the effectiveness of a public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as amended ("IPO"), all shares of Series B Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate.

                   (iii) Each conversion of Series B Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted have been surrendered at the principal office of the Corporation or upon the effectiveness of an IPO. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. In the event of an IPO, no dividend or other distribution payable with respect to Common Stock shall be paid to any holder of any certificate representing shares of Series B Preferred Stock issued and outstanding on the effective date of such IPO until such holder surrenders such certificate for exchange as provided in this subparagraph (iii).
         Until a holder of any certificate representing shares of Series B Preferred Stock issued and outstanding on the effective date of an IPO surrenders such certificate for exchange as herein provided, such holder shall not be entitled to exercise the voting rights of the Common Stock into which the shares represented by such certificate have been converted.

                   (iv) As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder:

                        a) a certificate or certificates representing the
              number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                        b) a certificate representing any shares of Series B
              Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                   (v) If any fractional share of Common Stock would be issuable upon any conversion, the Corporation will pay the holder of Common Stock the fair market value of such fractional share.

                   (vi) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock will be made without charge.

                   (vii) The Corporation will not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the conversion of Series B Preferred Stock.

              (b) CONVERSION RATE. In order to prevent dilution of the conversion rights granted under this paragraph, the Conversion Rate will be subject to adjustment from time to time pursuant to this paragraph 7.

              (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced.

              (d)  CONSOLIDATION OR MERGER; CERTAIN EVENTS.

                   (i) After any reorganization or any consolidation or merger of the Corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the company, the Series B Holders shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted their shares of Series B Preferred Stock into shares of Common Stock of the Corporation as of the record date for the determination of holders of Common Stock entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such Series B Holders with respect to the adjustment of Conversion Rate shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the Corporation, the conversion rights and privileges of the Series B Holders shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of Common Stock herein shall be deemed to include shares of any class into which said shares of Common Stock may be changed.

                   (ii) If any event occurs of the type contemplated by the provisions of this paragraph 7 but not expressly provided for by such provisions, then the Board of Directors of the Corporation will make an appropriate adjustment in the Conversion Rate so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment will decrease the Conversion Rate as otherwise determined pursuant to this paragraph 7 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock

              (e)  NOTICES.

                   (i) Immediately upon any adjustment of the Conversion Rate, the Corporation will send written notice thereof to all holders of Series B Preferred Stock.

                   (ii) The Corporation will send written notice to all holders of Series B Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any PRO RATA subscription offer to holders of Common Stock or (c) for determining rights to vote on or approve any matter.

              (f) CONVERTED SHARES. Any shares which are converted pursuant to this paragraph 7 will be cancelled and will not be reissued, sold or transferred.

              (g) INSUFFICIENT AUTHORIZED SHARES. In the event at the time any holder of shares of Series B Preferred Stock requests conversion of any of such shares and the Corporation does not have a sufficient number of shares of Common Stock authorized and reserved to provide for conversion of all outstanding shares of Series B Preferred Stock, the Corporation will promptly reserve the authorized and unreserved (for other events) Common Stock and provide for such meetings to be held, and approvals to be solicited, as are necessary to authorize and reserve a sufficient number of shares of Common Stock to provide for conversion of all outstanding shares of Series B Preferred Stock.


         C.   SERIES C PREFERRED STOCK

         1.   DESIGNATION.  The shares of the Series shall be designated
"Series C Preferred Stock" (hereinafter referred to as the "Series C Preferred Stock"). The number of shares constituting the Series shall be 7,363, $0.001 par value per share.

         The number of authorized shares of Series C Preferred Stock may be reduced to the extent any shares are not issued and outstanding by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of

Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased except pursuant to a majority vote of the holders of Series C Preferred Stock ("Series C Holders").

         2. DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Corporation will pay to each Series C Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series C Preferred Stock.

         3.   LIQUIDATION.

              (a)  PREFERENCE OF SERIES C PREFERRED STOCK.

                   (i) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Series C Holders shall be entitled to be paid an aggregate of $112,700, the amount equal to the aggregate consideration paid to the Corporation for all of the then issued and outstanding shares of Series C Preferred Stock, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Series C Preferred Stock but subject to the prior preferences of any series or class of stock of the Corporation senior to the Series C Preferred Stock. The Series C Preferred Stock shall be deemed to be on a parity with any other series of Preferred Stock with respect to the preference of the shares of such series of Preferred Stock upon liquidation of the Corporation unless such series is designated as senior or junior to the Series C Preferred Stock.

                   (ii) If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Series C Holders shall be insufficient to permit payment in full to the Series C Holders of such Series C Preferred Stock and any other series of Preferred Stock deemed to be on parity with the Series C Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive.

                   (iii) The sale, lease or exchange of all or substantially all of the Corporation's assets or the merger or consolidation of the Corporation which results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock cash, notes, debentures or other evidences of indebtedness or obligations to pay cash, or preferred stock of the surviving entity which ranks on a parity with or senior to the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (iii) of Section 3(a). In the case of mergers or consolidations of the Corporation where holders of Common Stock of the Corporation receive, in exchange for such Common Stock, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such merger or consolidation, or common stock or preferred stock of another entity, which is junior as to dividends and upon liquidation, dissolution or winding up to the Series C Preferred Stock, the merger agreement or consolidation agreement shall expressly provide that the Series C Preferred Stock shall become preferred stock of such surviving entity or other entity, as the case may be, with the equivalent rights to the rights set forth herein. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of common stock consists of two or more types of the consideration set forth above, the holders of the Series C Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of Common Stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or other entity.

         4. VOTING RIGHTS. The Series C Holders shall vote with the holders of Common Stock, shall be entitled to such notice of any meeting as the holders of the Corporation's Common Stock and shall have a vote equal to the number of shares of Common Stock then obtainable upon conversion of such holder's Series C Preferred Stock.

         5. COVENANTS. In addition to any other rights provided by law, so long as any Series C Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series C Preferred Stock, will not:

              (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter adversely the liquidation preferences, of, or the restrictions provided for the benefit of, any Series C Preferred Stock;

              (b) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends or assets or other rights superior to any such preference or priority of the Series C Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to liquidation superior to any such preference or priority of the Series C Preferred Stock; or

              (c) reclassify any Junior Stock into stock senior to the Series C Preferred Stock with respect to any liquidation preference superior to any such preference or priority of the Series C Preferred Stock.

              The authorization and issuance of shares of Preferred Stock with a liquidation preference on a parity to the liquidation preference of the Series C Preferred Stock shall not require the approval of the holders of the outstanding shares of Series C Preferred Stock.

         6. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than a preference regarding liquidation as specifically set forth in this resolution and in the Corporation's Certificate of Incorporation.

         7.   CONVERSION RIGHTS.

              (a)  CONVERSION

                   (i) At any time, any Series C Holder may convert all or any of such holder's shares of Series C Preferred Stock into a number of shares of Common Stock computed by multiplying the number of shares to be converted by 4.7272727 ("Conversion Rate").

                   (ii) Upon the effectiveness of a public offering of the Corporation's Common Stock registered under the Securities Act of 1933, as amended ("IPO"), all shares of Series C Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate.

                   (iii) Each conversion of Series C Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series C Preferred Stock to be converted have been surrendered at the principal office of the Corporation or upon the effectiveness of an IPO. At such time as such conversion has been effected, the rights of the holder of such Series C Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. In the event of an IPO, no dividend or other distribution payable with respect to Common Stock shall be paid to any holder of any certificate representing shares of Series C Preferred Stock issued and outstanding on the effective date of such IPO until such holder surrenders such certificate for exchange as provided in this subparagraph (iii).
         Until a holder of any certificate representing shares of Series C Preferred Stock issued and outstanding on the effective date of an IPO surrenders such certificate for exchange as herein provided, such holder shall not be entitled to exercise the voting rights of the Common Stock into which the shares represented by such certificate have been converted.

                   (iv) As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder:

                        a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                        b) a certificate representing any shares of Series C Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                   (v) If any fractional share of Common Stock would be issuable upon any conversion, the Corporation will pay the holder of Common Stock the fair market value of such fractional share.

                   (vi) The issuance of certificates for shares of Common Stock upon conversion of Series C Preferred Stock will be made without charge.

                   (vii) The Corporation will not close its books against the transfer of Series C Preferred Stock or of Common Stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the conversion of Series C Preferred Stock.

              (b) CONVERSION RATE. In order to prevent dilution of the conversion rights granted under this paragraph, the Conversion Rate will be subject to adjustment from time to time pursuant to this paragraph 7.

              (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced.

              (d)  CONSOLIDATION OR MERGER; CERTAIN EVENTS.

                   (i) After any reorganization or any consolidation or merger of the Corporation or any sale, lease, mortgage, pledge, exchange, transfer, or other disposition of all or substantially all of the assets of the company, the Series C Holders shall thereafter be entitled to receive, upon conversion, the kind and amount of shares or other securities or property which they would have been entitled to receive had they converted their shares of Series C Preferred Stock into shares of Common Stock of the Corporation as of the record date for the determination of holders of Common Stock entitled to cast their votes for or against or to express any dissent to such reorganization, consolidation, merger, sale, lease, exchange, or other disposition; and, after the happening of one or more of the aforesaid events, if any, the rights of such Series C Holders with respect to the adjustment of Conversion Rate shall be appropriately continued and preserved in order to afford, as nearly as possible, protection against dilution of the conversion rights and privileges comparable to those conferred herein. In the event of a judicial or non-judicial dissolution of the Corporation, the conversion rights and privileges of the Series C Holders shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of Common Stock herein shall be deemed to include shares of any class into which said shares of Common Stock may be changed.

                   (ii) If any event occurs of the type contemplated by the provisions of this paragraph 7 but not expressly provided for by such provisions, then the Board of Directors of the Corporation will make an appropriate adjustment in the Conversion Rate so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment will decrease the Conversion Rate as otherwise determined pursuant to this paragraph 7 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock

              (e)  NOTICES.

                   (i) Immediately upon any adjustment of the Conversion Rate, the Corporation will send written notice thereof to all holders of Series C Preferred Stock.

                   (ii) The Corporation will send written notice to all holders of Series C Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any PRO RATA subscription offer to holders of Common Stock or (c) for determining rights to vote on or approve any matter.

              (f) CONVERTED SHARES. Any shares which are converted pursuant to this paragraph 7 will be cancelled and will not be reissued, sold or transferred.

              (g) INSUFFICIENT AUTHORIZED SHARES. In the event at the time any holder of shares of Series C Preferred Stock requests conversion of any of such shares and the Corporation does not have a sufficient number of shares of Common Stock authorized and reserved to provide for conversion of all outstanding shares of Series C Preferred Stock, the Corporation will promptly reserve the authorized and unreserved (for other events) Common Stock and provide for such meetings to be held, and approvals to be solicited, as are necessary to authorize and reserve a sufficient number of shares of Common Stock to provide for conversion of all outstanding shares of Series C Preferred Stock.


         D.   SERIES D PREFERRED STOCK

         1. DESIGNATION. The shares of the Series shall be designated "Series D Preferred Stock" (hereinafter referred to as the "Series D Preferred Stock"). The number of shares constituting the Series shall be 61,640, $0.001 par value per share.

         2.   DIVIDENDS.

              (a) DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Corporation will pay to each Series D Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series D Preferred Stock.

              (b) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series D Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series D Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

         3.   LIQUIDATION, DISSOLUTION OR WINDING UP

              (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock junior to the Series D Preferred Stock, holders of each share of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to the greater of (i) an amount per share of Series D Preferred Stock equal to $32.4465 (the "Purchase Price") (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series D Preferred Stock) plus, in each case, all accrued and unpaid dividends thereon, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series D Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Liquidation Amount") or (ii) such amount per share of Series D Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5. The Series D Preferred Stock shall be deemed to be senior to the Series A, B and C Preferred Stock, junior to the Series E and F Preferred Stock and on a parity with any other series of Preferred Stock that may be issued in the future with respect to the preference of the shares of such series of Preferred Stock upon liquidation of the Corporation.

              After the payment of the Liquidation Amount shall have been made in full to the holders of the Series D Preferred Stock and any other series of Preferred Stock deemed to be senior to, or on a parity with, the Series D Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series D Preferred Stock and any other series of Preferred Stock deemed to be on a parity with the Series D Preferred Stock so as to be available for such payments, the holders of the Series D Preferred Stock and such series of Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms. In the alternative, the holders of Preferred may elect the rights set forth in Section 5(f).

              (b) TREATMENT OF REORGANIZATIONS. Any Reorganization (as such term is defined in Section 5(f)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that each holder of Series D Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(f) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3.

              (c) DISTRIBUTIONS IN CASH. The Liquidation Amount shall in all events be paid in cash. Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

         4.   VOTING POWER.  Except as otherwise expressly provided in Section
9 hereof, or as required by law, each holder of Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series D Preferred Stock and Common Stock shall vote together as a single class on all matters.

         5. CONVERSION RIGHTS FOR THE SERIES D PREFERRED STOCK. The holders of the Series D Preferred Stock shall have the following rights with respect to the conversion of the Series D Preferred Stock into shares of Common Stock:

              (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any share of the Series D Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series D Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable D Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series D Preferred Stock being converted.

              (b) APPLICABLE D CONVERSION RATE. The conversion rate in effect at any time (the "Applicable D Conversion Rate") shall be the quotient obtained by dividing $32.4465 by the Applicable D Conversion Value, calculated as provided in Section 5(c).

              (c) APPLICABLE D CONVERSION VALUE. The Applicable D Conversion Value shall be $6.863725, except that such amounts shall be adjusted from time to time in accordance with this Section 5.

              (d)  ADJUSTMENTS TO APPLICABLE D CONVERSION VALUES.

                   (i) (A) UPON SALE OF COMMON STOCK. If the Corporation shall, while there are any shares of Series D Preferred Stock outstanding, issue or sell (or in accordance with Section 5(d)(i)(B) below is deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the Applicable D Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable D Conversion Value for the Series D Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest net price per share at which such Common Stock has been issued or sold or has been deemed to have been issued or sold.

                        (B) UPON ISSUANCE OF WARRANTS, OPTIONS AND RIGHTS TO COMMON STOCK.

              (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable D Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable D Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable D Conversion Value shall be adjusted to such Applicable D Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable D Conversion Value since the date of issuance of such securities been made to the Applicable D Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable D Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable D Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable D Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable D Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

              (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

              (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted. Options granted to employees, directors, officers or consultants to the Corporation pursuant to the 1995 Stock Option Plan or other similar program of the Corporation shall be deemed for this purpose to be granted without consideration.

              (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                        (C) STOCK DIVIDENDS. In the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable PRO RATA to holders of Series D Preferred Stock and to holders of any other class of stock).

                        (D) CONSIDERATION OTHER THAN CASH. For purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                        (E) EXCEPTIONS. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Series A, B, C, D, E or F Preferred Stock, or (ii) options (and the shares issuable upon exercise thereof to purchase up to an aggregate of shares of Common Stock (including options outstanding on the date hereof) issued to employees, officers, directors or agents of the Corporation pursuant to a plan duly adopted by the stockholders of the Corporation. The number of shares in this Section (E) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

                   (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable D Conversion Value for the Series D Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable D Conversion Value with respect to the Series D Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable D Conversion Value. The Applicable D Conversion Value for the Series D Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (A) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made PRO RATA to holders of Series A, B, C, D, E or F Preferred Stock, (B) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

              (e) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

              (f) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, but not including the proposed merger of Advanced Radio Technologies Corp., a Delaware corporation, with and into the Corporation, or any other merger or consolidation in which the Corporation is the surviving entity (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series D Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series D Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable D Conversion Value then in effect and the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

              Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Series D Preferred Stock shall have the option of electing treatment for his shares of Series D Preferred Stock under either this
Section 5(f) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

              (g) CERTIFICATE AS TO ADJUSTMENTS: NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable D Conversion Rate, the Corporation at its expense will furnish each holder of Series D Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

              (h) EXERCISE OF CONVERSION PRIVILEGE. To exercise conversion privilege described in this paragraph 5, a holder of Series D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series D Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series D Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series D Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

              (i) CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series D Preferred Stock if the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series D Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series D Preferred Stock being converted.

              (j) PARTIAL CONVERSION. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series D Preferred Stock which were not converted.

              (k) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (l) MINIMUM ADJUSTMENT. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Applicable D Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable D Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable D Conversion Value then in effect.

         6. NO REISSUANCE OF SERIES D PREFERRED STOCK. No share or shares of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series D Preferred Stock accordingly.

         7. MANDATORY CONVERSION UPON QUALIFIED PUBLIC OFFERING. Upon the effectiveness of the registration statement for a Qualified Public Offering (as hereinafter defined), all but not less than all of the then outstanding Series D Preferred Stock shall be converted into shares of Common Stock in accordance with Section 5. The Corporation shall give the holders of the Series D Preferred Stock thirty days prior written notice of the pendency of a Qualified Public Offering and of its obligation to convert under this Section 7. Such notice shall be mailed by the Corporation, postage prepaid, to each holder of record of Series D Preferred Stock at its address shown on the records of the Corporation. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $25,000,000. Any such conversion under this Section 7 may be subject to the closing of the Qualified Public Offering.

         8.   RESTRICTIONS AND LIMITATIONS.

              (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51% of the then outstanding shares of Series D Preferred Stock, voting as a single, separate class:

                   (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required or permitted hereunder;

                   (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series D Preferred Stock;

                   (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series D Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights;

                   (iv) merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, EXCEPT (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, (2) any wholly-owned subsidiary may merge into or transfer assets to the Corporation and (3) the Corporation may merge or consolidate with Advanced Radio Technologies Corporation;

                   (v) amend, restate, modify or alter the by-laws of the Corporation in any way which adversely affects the rights of the holders of the Series D Preferred Stock; or

                   (vi) issue and sell shares of Common Stock by means of a public offering pursuant to an effective registration statement under the Act in which the price per share of Common Stock equals less than two (2) times the then Applicable D Conversion Value of the Series D Preferred Stock under Section 5(c).

              (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series D Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series D Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Certificate of Incorporation without the approval by the holders of at least fifty-one percent (51 %) of the then outstanding shares of Series D Preferred Stock if such amendment would:

                   (i) change the relative seniority rights of the holders of Series D Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series D Preferred Stock;

                   (ii) reduce the amount payable to the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series D Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series D Preferred Stock;

                   (iii) cancel or modify the conversion rights of the holders of Series D Preferred Stock provided for in Section 5 herein; or

                   (iv) cancel or modify the rights of the holders of the Series D Preferred Stock provided for in this Section 9.

         9. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series D Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series D Preferred Stock set forth herein.

         10.  NOTICES OF RECORD DATE.  In the event of

              (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
         (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten
         (10) business days prior to the date specified in such notice on which such action is to be taken.


         E.   SERIES E PREFERRED STOCK

         1. DESIGNATION. The shares of the Series shall be designated "Series E Preferred Stock" (hereinafter referred to as the "Series E Preferred Stock"). The number of shares constituting the Series shall be 232,826, $0.001 par value per share.

         2.   DIVIDENDS.

              (a) DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Corporation will pay to each Series E Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series E Preferred Stock.

              (b) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series E Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series E Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

         3.   LIQUIDATION, DISSOLUTION OR WINDING UP

              (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock junior to the Series E Preferred Stock, holders of each share of Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to the greater of (i) an amount per share of Series E Preferred Stock equal to $21.475 (the "Purchase Price") (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series E Preferred Stock) plus, in each case, all accrued and unpaid dividends thereon, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series E Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Liquidation Amount") or (ii) such amount per share of Series E Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5. The Series E Preferred Stock shall be deemed to be senior to the Series A, B, C and D Preferred Stock and on a parity with the Series F Preferred Stock and any other series of Preferred Stock that may be issued in the future with respect to the preference of the shares of such series of Preferred Stock upon liquidation of the Corporation.

              After the payment of the Liquidation Amount shall have been made in full to the holders of the Series E Preferred Stock and any other series of Preferred Stock deemed to be on a parity with the Series E Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series E Preferred Stock and any other series of Preferred Stock deemed to be on a parity with the Series E Preferred Stock so as to be available for such payments, the holders of the Series E Preferred Stock and such series of Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms. In the alternative, the holders of Preferred may elect the rights set forth in Section 5(f).

              (b) TREATMENT OF REORGANIZATIONS. Any Reorganization (as such term is defined in Section 5(f)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that each holder of Series E Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(f) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3.

              (c) DISTRIBUTIONS IN CASH. The Liquidation Amount shall in all events be paid in cash. Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

         4.   VOTING POWER; RIGHT TO APPOINT DIRECTOR.

              (a) Except as otherwise expressly provided in Section 9 hereof, or as required by law, each holder of Series E Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series E Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series E Preferred Stock and Common Stock shall vote together as a single class on all matters.

              (b) The holders of Series E Preferred Stock, voting as a class, shall have the right to appoint one director to the board of directors of the Corporation.

         5. CONVERSION RIGHTS FOR THE SERIES E PREFERRED STOCK. The holders of the Series E Preferred Stock shall have the following rights with respect to the conversion of the Series E Preferred Stock into shares of Common Stock:

              (a)  GENERAL.   Subject to and in compliance with the provisions
         of this Section 5, any share of the Series E Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series E Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable E Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series E Preferred Stock being converted.

              (b) APPLICABLE E CONVERSION RATE. The conversion rate in effect at any time (the "Applicable E Conversion Rate") shall be the quotient obtained by dividing $21.475 by the Applicable E Conversion Value, calculated as provided in Section 5(c).

              (c) APPLICABLE E CONVERSION VALUE. The Applicable E Conversion Value shall be $4.542725, except that such amounts shall be adjusted from time to time in accordance with this Section 5.

              (d)  ADJUSTMENTS TO APPLICABLE E CONVERSION VALUES.

                   (i) (A) UPON SALE OF COMMON STOCK. If the Corporation shall, while there are any shares of Series E Preferred Stock outstanding, issue or sell (or in accordance with Section 5(d)(i)(B) below is deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the Applicable E Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable E Conversion Value for the Series E Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest net price per share at which such Common Stock has been issued or sold or has been deemed to have been issued or sold.

                        (b) UPON ISSUANCE OF WARRANTS, OPTIONS AND RIGHTS TO COMMON STOCK.

              (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable E Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable E Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable E Conversion Value shall be adjusted to such Applicable E Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable E Conversion Value since the date of issuance of such securities been made to the Applicable E Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable E Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable E Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable E Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable E Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

              (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

              (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted. Options granted to employees, directors, officers or consultants to the Corporation pursuant to the 1995 Stock Option Plan or other similar program of the Corporation shall be deemed for this purpose to be granted without consideration.

              (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                        (C) STOCK DIVIDENDS. In the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable PRO RATA to holders of Series E Preferred Stock and to holders of any other class of stock).

                        (D) CONSIDERATION OTHER THAN CASH. For purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                        (E) EXCEPTIONS. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Series A, B, C, D, E or F Preferred Stock, or (ii) options (and the shares issuable upon exercise thereof) to purchase shares of Common Stock (including options outstanding on the date hereof) issued to employees, officers, directors or agents of the Corporation pursuant to a plan duly adopted by the stockholders of the Corporation, including the holders of a majority of the Series E Preferred Stock.

                   (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable E Conversion Value for the Series E Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable E Conversion Value with respect to the Series E Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable E Conversion Value. The Applicable E Conversion Value for the Series E Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (A) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made PRO RATA to holders of Series A, B, C, D, E or F Preferred Stock, (B) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

              (e) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

              (f) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, but not including the proposed merger of Advanced Radio Technologies Corp., a Delaware corporation, with and into the Corporation, or any other merger or consolidation in which the Corporation is the surviving entity (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series E Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series E Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable E Conversion Value then in effect and the number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

              Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Series E Preferred Stock shall have the option of electing treatment for his shares of Series E Preferred Stock under either this Section 5(f) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

              (g) CERTIFICATE AS TO ADJUSTMENTS: NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable E Conversion Rate, the Corporation at its expense will furnish each holder of Series E Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

              (h) EXERCISE OF CONVERSION PRIVILEGE. To exercise conversion privilege described in this Section 5, a holder of Series E Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series E Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series E Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series E Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series E Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series E Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series E Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

              (i) CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series E Preferred Stock if the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series E Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series E Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series E Preferred Stock being converted.

              (j) PARTIAL CONVERSION. In the event some but not all of the shares of Series E Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series E Preferred Stock which were not converted.

              (k) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (l) MINIMUM ADJUSTMENT. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Applicable E Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable E Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable E Conversion Value then in effect.

         6. NO REISSUANCE OF SERIES E PREFERRED STOCK. No share or shares of Series E Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series E Preferred Stock accordingly.

         7. MANDATORY CONVERSION UPON QUALIFIED PUBLIC OFFERING. Upon the effectiveness of the registration statement for a Qualified Public Offering (as hereinafter defined), all but not less than all of the then outstanding Series E Preferred Stock shall be converted into shares of Common Stock in accordance with Section 5. The Corporation shall give the holders of the Series E Preferred Stock thirty days prior written notice of the pendency of a Qualified Public Offering and of its obligation to convert under this Section 7. Such notice shall be mailed by the Corporation, postage prepaid, to each holder of record of Series E Preferred Stock at its address shown on the records of the Corporation. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $25,000,000. Any such conversion under this Section 7 may be subject to the closing of the Qualified Public Offering.

         8.   REDEMPTION.

              (a) SERIES E PREFERRED STOCK. At any time on or after November 13, 2000, upon the written request (such request to be called the "Redemption Notice") of the holders of at least a majority of the then outstanding Series E Preferred Stock, the Corporation shall redeem the shares of Series E Preferred Stock at the Redemption Price (as defined below) in twelve equal quarterly installments with the first payment being due on the last business day of the calendar quarter immediately following the date of the Redemption Notice and, thereafter, on the last business day of each of the next eleven successive calendar quarters. In the event shares of Series E Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The number of shares to be redeemed at the end of any quarter shall be cumulative, so that any shares subject to redemption at the end of one quarter and not so redeemed shall be carried forward to the subsequent quarter and shall be subject to redemption in addition to the shares otherwise redeemable at the end of such quarter. The Series E Preferred Stock that has not been redeemed shall remain issued and outstanding until the Redemption Price has been paid in full and entitled to all rights and preferences provided herein. Shares of Series E Preferred Stock required to be redeemed shall be redeemed pro rata from all holders of Series E Preferred Stock, holders of Series F Preferred Stock and holders of any other series of Preferred Stock deemed to be on a parity with the Series E Preferred Stock. Nothing contained herein shall restrict the right of the holders of the Series E Preferred Stock to convert their Series E Preferred Stock pursuant to Section 5. Upon the exercise of any redemption right under this Section 8, the holder of the Series E Preferred Stock being redeemed shall deliver certificates representing such shares to the Corporation in exchange for the Redemption Price.

              The redemption price (the "Redemption Price") for each share of Series E Preferred Stock redeemed pursuant to this Section 8 shall be equal to the Liquidation Amount (including all accrued but unpaid dividends, whether or not declared) with the amount of accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of the Series E Preferred Stock with respect to such redemption.

         9.   RESTRICTIONS AND LIMITATIONS.

              (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51% of the then outstanding shares of Series E Preferred Stock:

                   (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required or permitted hereunder;

                   (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series E Preferred Stock;

                   (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series E Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights;

                   (iv) merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, EXCEPT (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, (2) any wholly-owned subsidiary may merge into or transfer assets to the Corporation and (3) the Corporation may merge or consolidate with Advanced Radio Technologies Corporation;

                   (v) amend, restate, modify or alter the by-laws of the Corporation in any way which adversely affects the rights of the holders of the Series E Preferred Stock; or

                   (vi) issue and sell shares of Common Stock by means of a public offering pursuant to an effective registration statement under the Act in which the price per share of Common Stock equals less than two (2) times the then Applicable E Conversion Value of the Series E Preferred Stock under Section 5(c);

                   (vii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Series E Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise.

              (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series E Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series E Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Certificate of Incorporation without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series E Preferred Stock if such amendment would:

                   (i) change the relative seniority rights of the holders of Series E Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series E Preferred Stock;

                   (ii) reduce the amount payable to the holders of Series E Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series E Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series E Preferred Stock;

                   (iii) cancel or modify the conversion rights of the holders of Series E Preferred Stock provided for in Section 5 herein; or

                   (iv) cancel or modify the rights of the holders of Series E Preferred Stock to appoint a director of the Corporation provided for in Section 4(b) herein; or

                   (v) cancel or modify the rights of the holders of the Series E Preferred Stock provided for in this Section 9.

         10. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series E Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series E Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series E Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series E Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series E Preferred Stock set forth herein.

         11.  NOTICES OF RECORD DATE.  In the event of

              (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series E Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
         (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.


         F.   SERIES F PREFERRED STOCK

         1. DESIGNATION. The shares of the Series shall be designated "Series F Preferred Stock" (hereinafter referred to as the "Series F Preferred Stock"). The number of shares constituting the Series shall be 48,893, $0.001 par value per share.

         2.   DIVIDENDS.

              (a) DIVIDENDS. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Corporation will pay to each Series F Holder such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock then obtainable upon conversion of such holder's Series F Preferred Stock.

              (b) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series F Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series F Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

         3.   LIQUIDATION, DISSOLUTION OR WINDING UP

              (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock junior to the Series F Preferred Stock, holders of each share of Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to the greater of (i) an amount per share of Series F Preferred Stock equal to $51.1321 (the "Purchase Price") (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series F Preferred Stock) plus, in each case, all accrued and unpaid dividends thereon, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series F Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Liquidation Amount") or (ii) such amount per share of Series F Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5. The Series F Preferred Stock shall be deemed to be senior to the Series A, B, C and D Preferred Stock and on a parity with the Series E Preferred Stock and any other series of Preferred Stock that may be issued in the future with respect to the preference of the shares of such series of Preferred Stock upon liquidation of the Corporation.

              After the payment of the Liquidation Amount shall have been made in full to the holders of the Series F Preferred Stock and any other series of Preferred Stock deemed to be on a parity with the Series F Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series F Preferred Stock and any other series of Preferred Stock deemed to be on a parity with the Series F Preferred Stock so as to be available for such payments, the holders of the Series F Preferred Stock and such series of Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms. In the alternative, the holders of Preferred may elect the rights set forth in Section 5(f).

              (b) TREATMENT OF REORGANIZATIONS. Any Reorganization (as such term is defined in Section 5(f)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that each holder of Series F Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(f) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3.

              (c) DISTRIBUTIONS IN CASH. The Liquidation Amount shall in all events be paid in cash. Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

         4.   VOTING POWER.  Except as otherwise expressly provided in Section
9 hereof, or as required by law, each holder of Series F Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series F Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series F Preferred Stock and Common Stock shall vote together as a single class on all matters.

         5. CONVERSION RIGHTS FOR THE SERIES F PREFERRED STOCK. The holders of the Series F Preferred Stock shall have the following rights with respect to the conversion of the Series F Preferred Stock into shares of Common Stock:

              (a)  GENERAL.   Subject to and in compliance with the provisions
         of this Section 5, any share of the Series F Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series F Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable F Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series F Preferred Stock being converted.

              (b) APPLICABLE F CONVERSION RATE. The conversion rate in effect at any time (the "Applicable F Conversion Rate") shall be the quotient obtained by dividing $51.1321 by the Applicable F Conversion Value, calculated as provided in Section 5(c).

              (c) APPLICABLE F CONVERSION VALUE. The Applicable F Conversion Value shall be $10.8163, except that such amounts shall be adjusted from time to time in accordance with this Section 5.

              (d)  ADJUSTMENTS TO APPLICABLE F CONVERSION VALUES.

                   (i) (A) UPON SALE OF COMMON STOCK. If the Corporation shall, while there are any shares of Series F Preferred Stock outstanding, issue or sell (or in accordance with Section 5(d)(i)(B) below is deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the Applicable F Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable F Conversion Value for the Series F Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the lowest net price per share at which such Common Stock has been issued or sold or has been deemed to have been issued or sold.

                        (B) UPON ISSUANCE OF WARRANTS, OPTIONS AND RIGHTS TO COMMON STOCK.

              (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable F Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable F Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable F Conversion Value shall be adjusted to such Applicable F Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable F Conversion Value since the date of issuance of such securities been made to the Applicable F Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable F Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Applicable F Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable F Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable F Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

              (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

              (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

         Options granted to employees, directors, officers or consultants to the Corporation pursuant to the 1995 Stock Option Plan or other similar program of the Corporation shall be deemed for this purpose to be granted without consideration.

              (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                        (C) STOCK DIVIDENDS. In the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable PRO RATA to holders of Series F Preferred Stock and to holders of any other class of stock).

                        (D) CONSIDERATION OTHER THAN CASH. For purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                        (E) EXCEPTIONS. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Series A, B, C, D, E or F Preferred Stock, or (ii) options (and the shares issuable upon exercise thereof) to purchase shares of Common Stock (including options outstanding on the date hereof) issued to employees, officers, directors or agents of the Corporation pursuant to a plan duly adopted by the stockholders of the Corporation, including the holders of a majority of the Series E Preferred Stock.

                   (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable F Conversion Value for the Series F Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable F Conversion Value with respect to the Series F Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable F Conversion Value.

The Applicable F Conversion Value for the Series F Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (A) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made PRO RATA to holders of Series A, B, C, D, E or F Preferred Stock, (B) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

              (e) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series F Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

              (f) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, but not including the proposed merger of Advanced Radio Technologies Corp., a Delaware corporation, with and into the corporation, or any other merger or consolidation in which the Corporation is the surviving entity (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series F Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series F Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable F Conversion Value then in effect and the number of shares issuable upon conversion of the Series F Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

              Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Series F Preferred Stock shall have the option of electing treatment for his shares of Series F Preferred Stock under either this
Section 5(f) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

              (g) CERTIFICATE AS TO ADJUSTMENTS: NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable F Conversion Rate, the Corporation at its expense will furnish each holder of Series F Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

              (h) EXERCISE OF CONVERSION PRIVILEGE. To exercise conversion privilege described in this paragraph 5, a holder of Series F Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series F Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series F Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series F Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series F Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series F Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series F Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

              (i) CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series F Preferred Stock if the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series F Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series F Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series F Preferred Stock being converted.

              (j) PARTIAL CONVERSION. In the event some but not all of the shares of Series F Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series F Preferred Stock which were not converted.

              (k) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (l) MINIMUM ADJUSTMENT. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Applicable F Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable F Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable F Conversion Value then in effect.

         6. NO REISSUANCE OF SERIES F PREFERRED STOCK. No share or shares of Series F Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series F Preferred Stock accordingly.

         7. MANDATORY CONVERSION UPON QUALIFIED PUBLIC OFFERING. Upon the effectiveness of the registration statement for a Qualified Public Offering (as hereinafter defined), all but not less than all of the then outstanding Series F Preferred Stock shall be converted into shares of Common Stock in accordance with Section 5. The Corporation shall give the holders of the Series F Preferred Stock thirty days prior written notice of the pendency of a Qualified Public Offering and of its obligation to convert under this Section 7. Such notice shall be mailed by the Corporation, postage prepaid, to each holder of record of Series F Preferred Stock at its address shown on the records of the Corporation. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $25,000,000. Any such conversion under this Section 7 may be subject to the closing of the Qualified Public Offering.

         8.   REDEMPTION.

              (a) SERIES F PREFERRED STOCK. At any time on or after November 13, 2000, upon the written request (such request to be called the "Redemption Notice") of the holders of at least a majority of the then outstanding Series F Preferred Stock, the Corporation shall redeem the shares of Series F Preferred Stock at the Redemption Price (as defined below) in twelve equal quarterly installments with the first payment being due on the last business day of the calendar quarter immediately following the date of the Redemption Notice and, thereafter, on the last business day of each of the next eleven successive calendar quarters. In the event shares of Series F Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The number of shares to be redeemed at the end of any quarter shall be cumulative, so that any shares subject to redemption at the end of one quarter and not so redeemed shall be carried forward to the subsequent quarter and shall be subject to redemption in addition to the shares otherwise redeemable at the end of such quarter. The Series F Preferred Stock that has not been redeemed shall remain issued and outstanding until the Redemption Price has been paid in full and entitled to all rights and preferences provided herein. Shares of Series F Preferred Stock required to be redeemed shall be redeemed pro rata from all holders of Series F Preferred Stock, holders of Series E Preferred Stock and holders of any other series of Preferred Stock deemed to be on a parity with the Series F Preferred Stock . Nothing contained herein shall restrict the right of the holders of the Series F Preferred Stock to convert their Series F Preferred Stock pursuant to Section 5. Upon the exercise of any redemption right under this Section 8, the holder of the Series F Preferred Stock being redeemed shall deliver certificates representing such shares to the Corporation in exchange for the Redemption Price.

              The redemption price (the "Redemption Price") for each share of Series F Preferred Stock redeemed pursuant to this Section 8 shall be equal to the Liquidation Amount (including all accrued but unpaid dividends, whether or not declared) with the amount of accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of the Series F Preferred Stock with respect to such redemption.

         9.   RESTRICTIONS AND LIMITATIONS.

              (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least 51% of the then outstanding shares of Series F Preferred Stock:

                   (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required or permitted hereunder;

                   (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series F Preferred Stock;

                   (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series F Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights;

                   (iv) merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, EXCEPT (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, (2) any wholly-owned subsidiary may merge into or transfer assets to the Corporation and (3) the Corporation may merge or consolidate with Advanced Radio Technologies Corporation;

                   (v) amend, restate, modify or alter the by-laws of the Corporation in any way which adversely affects the rights of the holders of the Series F Preferred Stock;

                   (vi) issue and sell shares of Common Stock by means of a public offering pursuant to an effective registration statement under the Act in which the price per share of Common Stock equals less than two (2) times the then Applicable F Conversion Value of the Series F Preferred Stock under Section 5(c); or

                   (vii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Series F Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise.

              (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series F Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series F Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend the Certificate of

Incorporation without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series F Preferred Stock if such amendment would:

                   (i) change the relative seniority rights of the holders of Series F Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series F Preferred Stock;

                   (ii) reduce the amount payable to the holders of Series F Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series F Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series F Preferred Stock;

                   (iii) cancel or modify the conversion rights of the holders of Series F Preferred Stock provided for in Section 5 herein; or

                   (iv) cancel or modify the rights of the holders of the Series F Preferred Stock provided for in this Section 9.

         10. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series F Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series F Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series F Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series F Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series F Preferred Stock set forth herein.

         11.  NOTICES OF RECORD DATE.  In the event of

              (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series F Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
         (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

         H. MISCELLANEOUS PROVISIONS RELATING TO SERIES A, B, C, D, E AND F PREFERRED STOCK

         1.   DEFINITIONS:  For purposes hereof:

              "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to the terms of Series A, B, C, D, E and F Preferred Stock, plus the shares of Common Stock obtainable upon conversion of the Preferred Stock outstanding at such time.

              "CONVERTIBLE SECURITIES" mean any stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

              "JUNIOR STOCK" means any class or series of any stock junior in liquidation rights to Series A, B, C and D Preferred Stock.

              "OPTIONS" means rights or options to directly or indirectly subscribe for or to purchase Common Stock.

         2. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such


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

name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         3. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

         4. AMENDMENT AND WAIVER. Except as provided otherwise in this Article FOURTH, no amendment, modification or waiver will be binding or effective with respect to Series A, B, C or D Preferred Stock without the prior approval of (i) a majority of the Series A, B and C Preferred Stock and (ii) the holders of at least 51% of the then outstanding shares of Series D Preferred Stock; provided that no such action will change or affect (a) the Conversion Rate of the Series A, B and C Preferred Stock or the Applicable D Conversion Rate of the Series D Preferred Stock or the number of shares or the class of stock into which the Preferred Stock is convertible, (b) the Liquidation Value of Series A, B or C Preferred Stock or the Liquidation Amount of Series D Preferred Stock, or (c) the amount of cash, securities or other property receivable or to be received by the holders of Preferred Stock.

         5. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. When any accounting determination or calculation is required to be made, such determination or calculation (unless otherwise provided) will be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Corporation would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation will continue to be made in accordance with the Corporation's previous accounting methods and policies unless the Corporation has obtained the prior written consent of the holders of a majority of the Preferred Stock then outstanding.

         6. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         7. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         8. STATUS OF REACQUIRED SHARES. Shares of Preferred Stock which have been issued and reacquired in any manner or converted to Common Stock in accordance with the terms hereof shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

              FIFTH:  The Corporation is to have perpetual existence.

              SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

              SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and the regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

              1. NUMBER OF DIRECTORS. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

              2. AMENDMENT OF BYLAWS. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation, unless otherwise provided in the Bylaws.

              3. VOTING POWER. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

              EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. No amendment or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

              NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify, and upon request advance expenses to, any and all persons who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section (including without limitation attorneys fees and expenses); PROVIDED, HOWEVER, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than solely to enforce rights under this ARTICLE NINTH. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any person seeking indemnification under this Article NINTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

              TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and the provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

              ELEVENTH:  The Corporation hereby elects to be governed by
Section 203 of the Delaware General Corporation Law.

              TWELFTH: If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

              THIRTEENTH: The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

                   (i)    the interests of the Corporation's stockholders;

                   (ii) whether the proposed transaction might violate federal or state laws;

                   (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of this Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                   (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

              FOURTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of 75% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of ARTICLES SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH and this ARTICLE FOURTEENTH. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

              (a) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given pursuant to Section 228 of the General Corporation Law of the State of Delaware to each and every stockholder entitled to such notice.

              IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed and attested to by its duly authorized officers on this ___ day of __________, 1996.


                                  ADVANCED RADIO TECHNOLOGIES
                                       CORPORATION


                                  By:_____________________


ATTEST:


By:_____________________________
   Secretary





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